UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SOMERSET HILLS BANCORP

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOMERSET HILLS BANCORP

155 Morristown Road
Bernardsville, New Jersey 07924

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 27, 2011

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the holders of shares of Common Stock (the “Common Stock”) of Somerset Hills Bancorp (the “Company”), the holding company for Somerset Hills Bank (the “Bank”), will be held at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey, on April 27, 2011 at 9:30 a.m. for the purpose of considering and voting upon the following matters, all of which are more completely set forth in the accompanying Proxy Statement:

1.	The election of three (3) directors of the Company to serve for the terms described in the proxy statement or until their successors are elected and shall qualify;

2.	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011; and

3.	Such other business as shall properly come before the Annual Meeting.

Only shareholders of record at the close of business on March 8, 2011 will be entitled to vote at the Annual Meeting.

You are requested to fill in, sign, date and return the enclosed proxy promptly, regardless of whether you expect to attend the Annual Meeting. A postage-paid return envelope is enclosed for your convenience.

If you are present at the Annual Meeting, you may vote in person even if you have already returned your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Jeanne G. Hagen Corporate Secretary

Bernardsville, New Jersey
March 24, 2011

IMPORTANT—PLEASE MAIL YOUR PROXY PROMPTLY

You are urged to sign and return the enclosed Proxy promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 27, 2011. Our Proxy Statement and Annual Report to Shareholders are also available online at http://www.cfpproxy.com/5074

SOMERSET HILLS BANCORP
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 27, 2011

This Proxy Statement is being furnished to shareholders of Somerset Hills Bancorp in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of stockholders to be held on April 27, 2011 at 9:30 a.m., at the Basking Ridge Country Club, 185 Madisonville Road, Basking Ridge, New Jersey.

About the Annual Meeting

Why have I received these materials?

The accompanying proxy, being mailed to shareholders on or about March 24, 2011, is solicited by the Board of Directors of Somerset Hills Bancorp, Inc. (referred to throughout this Proxy Statement as the “Company” or “we”), the holding company for Somerset Hills Bank, in connection with our Annual Meeting of stockholders that will take place on Wednesday, April 27, 2011. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Holders of Common Stock of the Company (the “Common Stock”) as of the close of business on March 8, 2011, will be entitled to vote at the Annual Meeting. On March 8, 2011, there were outstanding and entitled to vote 5,423,762 shares of Common Stock, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

How do I vote my shares at the Annual Meeting?

If you are a “record” shareholder of Common Stock (that is, if you hold Common Stock in your own name as of March 8, 2011 in the Company’s stock records maintained by our transfer agent, Registrar and Transfer Company), you may complete and sign the accompanying proxy card and return it to the Company or deliver it in person.

“Street name” shareholders of Common Stock (that is, shareholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and follow the voting instructions on such form.

Can I change my vote after I return my proxy card?

Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or if you are a “record” holder of the Common Stock by voting in person at the Annual Meeting.

What constitutes a quorum for purposes of the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non- votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Why is it important to vote my shares?

Recently the SEC and NYSE changed the rules on how shares held in brokerage accounts are voted in director elections. If you hold your shares in a brokerage account and YOU do not vote your shares on Proposal 1—Election of Directors, your brokerage firm can no longer vote them for you and your shares will remain un-voted. Therefore, it is VERY IMPORTANT that you vote your shares for all proposals, including the election of directors.

What vote is required to approve each item?

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting by shares represented in person or by proxy and entitled to vote for the election of directors. The ratification of the appointment of the independent registered public accountants at the Annual Meeting requires the affirmative vote of a majority of the votes cast at the Annual Meeting by shares represented in person or by proxy.

Summary of the Proposals

How does the Board recommend that I vote my shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	FOR the directors’ nominees to the Board of Directors; and

•	FOR ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.

With respect to any other matters that properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interest of the Company. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

The By-Laws of the Company provide that the number of Directors shall not be less than one or more than 25 and permit the exact number to be determined from time to time by the Board of Directors. Our Certificate of Incorporation provides for a Board of Directors divided into three classes. For 2011, there are three nominees for Director.

The Board of Directors of the Company has nominated for election to the Board of Directors the persons named below, each of whom is currently serving as a member of the Board. If elected; each nominee will serve until the 2014 annual meeting of stockholders and until his replacement has been duly elected and qualified. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected.

The following table sets forth the names, ages, principal occupations, and business experience for all nominees, as well as their prior service on the Board. Each nominee is currently a member of the Board of Directors of the Company. Unless otherwise indicated, principal occupations shown for each Director have extended for five or more years.

NOMINEES FOR ELECTION

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1)—Expires
Edward B. Deutsch, Esq. Chairman of the Board	64	Managing Partner, McElroy, Deutsch, Mulvaney & Carpenter, LLP (law firm)	1998-2014
Thomas J. Marino Director	63	Managing Partner and CEO, J.H. Cohn LLP (accounting and consulting firm)	2003-2014
Jefferson W. Kirby Director	49	Managing Member of Broadfield Capital Management, LLC	2008-2014

(1)	Includes prior service on the Board of Directors of the Somerset Hills Bank.

DIRECTORS WHOSE TERMS CONTINUE BEYOND THE 2011 ANNUAL MEETING

Name and Position with Company	Age	Principal Occupation for Past Five Years	Term of Office Since(1)—Expires
William F. Keefe Director	52	Senior Portfolio Manager, TSP Capital Management Group; Executive Vice President and Chief Financial Officer, First Morris Bank and Trust	2009-2012
Desmond V. Lloyd Director	69	Owner, the Grand Café Restaurant	1998–2012
Stewart E. McClure, Jr., Director, Vice Chairman, President, Chief Executive Officer and Chief Operating Officer	60	President, Chief Executive Officer and Chief Operating Officer of the Company, President, Chief Executive Officer and Chief Operating Officer of the Bank	2001–2012
Gerald B. O’Connor Director	68	Senior Partner, O’Connor, Parsons & Lane, LLC (law firm)	1998-2013
M. Gerald Sedam, II Director	68	Partner, Beck, Mack & Oliver (investment management firm)	1998-2013

(1)	Includes prior service on the Board of Directors of the Somerset Hills Bank.

No Director of the Company, other than Mr. Jefferson W. Kirby, is also a director of a company having a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Bank Act of 1940. Mr. Kirby is the Chairman of the Board of Alleghany Corporation, a company whose common stock is registered under Section 12 of the Securities Exchange Act of 1934.

The Company encourages all directors to attend the Company’s annual meeting. All of the Company’s directors attended the 2010 annual meeting with the exception of Mr. Sedam.

Required Vote

DIRECTORS WILL BE ELECTED BY A PLURALITY OF THE VOTES CAST AT THE ANNUAL MEETING WHETHER IN PERSON OR BY PROXY.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

INFORMATION ABOUT THE BOARD OF DIRECTORS

Edward B. Deutsch—Serving as Chairman of the Board since the Bank’s inception, Mr. Deutsch brings an impressive resume of experience to the Board. The Managing Partner of McElroy, Deutsch, Mulvaney & Carpenter, LLP; Mr. Deutsch is a Civil Trial Attorney. He is currently the Third Circuit Representative on the Standing Committee of Federal Judiciary of the ABA and most recently was named as Chairman of the Transition Sub-Committee on Banking and Insurance for the State of New Jersey by Governor Chris Christie. His extensive experience in all areas of litigation, commercial and corporate matters, banking and insurance law gives his input on all board matters substance and credibility.

William F. Keefe—Mr. Keefe is a Senior Portfolio Manager with the Investment Management firm of TSP Capital Management Group. A former bank CFO with a specialty in Asset Liability Management, Portfolio Management and M&A, Mr. Keefe has value added input in all of the financial areas of the Board.

Jefferson W. Kirby—Mr. Kirby’s extensive business background in acquisitions and investment analysis, strategic planning and investment management brings unique insight to the Somerset Hills Bancorp board. His undergraduate degree from Lafayette College, his MBA from Duke University and his former directorships on several bank boards are outstanding merit qualifications to this type of service. Mr. Kirby is also Chairman of the Board of Alleghany Corporation.

Desmond Lloyd—With many years of business experience in the communities served by Somerset Hills Bank, Mr. Lloyd is a well known and respected local businessman. His diverse involvement in local community affairs brings an important and unique outlook when considering issues affecting the local community, customers and shareholders.

Thomas J. Marino—As the Managing Partner and CEO of J.H. Cohn LLP, the largest independent accounting and consulting firm headquartered in New Jersey and among the 15 largest accounting and consulting firms in the United States, Mr. Marino brings his more than 40 years of experience as a CPA to the Somerset Hills Bancorp Board. The Chairman of the Audit Committee, Mr. Marino has expertise in the areas of real estate, construction, private companies and publicly traded companies. His membership in professional associations and his advisory roles in local community service organizations and foundations further enable him to make valuable contributions to the Company’s Board. Mr. Marino has also been determined by the Company’s Board to qualify as an “audit committee financial expert”, as that term is defined under SEC regulations.

Stewart E. McClure, Jr.—The President and Chief Executive Officer of the Company and Bank, his insight and expertise is critical to the Board’s oversight of the Company’s operations. His 40+ years in banking, with broad experience in many areas, particularly lending, has helped manage the assets and investments of the Company for the benefit of its shareholders.

Gerald B. O’Connor—As a Senior Partner of O’Connor, Parsons & Lane, LLC, Mr. O’Connor specializes in all areas of personal injury litigation. He is a founding Director of Somerset Hills Bank; he has served on the Audit Committee from 1999-2003 and is currently Chairman of the Compensation, Nominating and Human Resources Committee. He is a seasoned attorney who adds considerable insight to all areas of importance to the Board and Management Group.

M. Gerald Sedam, II—As a Partner and Portfolio Manager at Beck, Mack & Oliver, an investment management firm, Mr. Sedam provides a unique perspective on a range of issues to the Board. He earned his MBA at the Wharton Graduate School of Business; he is a past member of the Board of Directors of the New York Society of Securities Analysts and currently serves as a Board Member and Trustee of Colgate University, where he earned his undergraduate degree.

Diversity Statement

Although Somerset Hills Bancorp does not have a formal policy on diversity, the Compensation, Nominating and Human Resources Committee (the “Committee”) of the Board considers diversity when selecting candidates for board service. When the Board determines there is a need to fill a director position, the Committee begins to identify qualified individuals for consideration. The

Committee seeks individuals that possess skill sets that a prospective director will be required to draw upon in order to contribute to the Board, including professional experience, education, and local knowledge. While education and skills are important factors, the Committee also considers how candidates will contribute to the overall balance of the Board, so that the Company will benefit from directors with different perspectives, varying view points and wide-ranging backgrounds and experiences. We view and define diversity in its broadest sense, which includes gender, ethnicity, education, experience and leadership qualities.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Security Ownership of Management

The following table sets forth information as of February 28, 2011 regarding the number of shares of Common Stock beneficially owned by all Directors, executive officers described in the compensation table, and by all Directors and executive officers as a group.

Name	Common Stock Beneficially Owned(A)		Percentage of Class
William S. Burns	17,500	(1)	.32%
Edward B. Deutsch	132,699	(2)	2.45%
William F. Keefe	6,308	(3)	.12%
Jefferson W. Kirby	111,200	(4)	2.05%
Desmond V. Lloyd	4,958	(5)	.09%
Thomas J. Marino	7,427	(6)	.14%
Stewart E. McClure, Jr.	212,789	(7)	3.92%
James M. Nigro	33,830	(8)	.62%
Gerald B. O’Connor	21,949	(9)	.40%
M. Gerald Sedam, II	134,617	(10)	2.48%

All Directors and Executive Officers as a Group	683,277		12.59%

(A)

Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director or executive officer can vest title in himself at once or within sixty days. Beneficially owned shares also include shares over which the named person has sole or shared voting or investment power, shares owned by corporations controlled by the named person, and shares owned by a partnership in which the named person is a general partner.

(1)	Includes 15,500 shares purchasable pursuant to exercisable stock options.

(2)	Includes 22,119 shares purchasable pursuant to immediately exercisable stock options, 13,427 shares held by Mr. Deutsch’s spouse and 34,495 shares held in a Grantor Retained Annuity Trust (GRAT).

(3)	Includes 4,100 shares purchasable pursuant to exercisable stock options.

(4)	Includes 105,000 shares held by a limited partnership of which Mr. Kirby is a General Partner and Manager and 5,150 shares purchasable pursuant to exercisable stock options.

(5)	Includes 2,000 shares purchasable pursuant to exercisable stock options.

(6)	Includes 6,020 shares purchasable pursuant to exercisable stock options.

(7)

Includes 192,223 shares purchasable pursuant to exercisable stock options, 1,126 shares held by Mr. McClure’s spouse, 414 shares of unvested restricted stock and 12,395 shares held in a self-directed retirement plan.

(8)	Includes 27,488 shares purchasable pursuant to exercisable stock options and 69 shares of unvested restricted stock.

(9)	Includes 2,000 shares purchasable pursuant to exercisable stock options.

(10)	Includes 2,000 shares purchasable pursuant to exercisable stock options.

None of the shares disclosed in the table above are pledged as security for extensions of credit.

Other than as provided above, the following table sets forth information concerning the beneficial ownership of shares of Common Stock as of March 8, 2011 of all holders of common stock known to the Company who beneficially own 5% or greater of our common stock. The following information is based solely upon public filings made with the Securities and Exchange Commission.

Name of Beneficial Owner of More Than 5% of the Common Stock	Number of Shares Beneficially Owned(1)	Percentage of Class
PRB Advisors, LLC(2) 600 Third Ave, 17th Floor, New York, NY 10016	401,823	7.41%
Sandler O’Neill Asset Management, LLC(3) 780 Third Ave, 5th Floor, New York, NY 10017	334,664	6.37%

(1)

Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the dividend reinvestment plan.

(2)	Based solely upon a Form 13-G/A filed by PRB Advisors, LLC with the SEC on December 31, 2010.

(3)	Based solely upon a Form 13-F filed by Sandler O’Neill Asset Management, LLC with the SEC on December 31, 2010.

Board of Directors and Committees

Meetings of the Board of Directors are held ten times annually and as needed. The Board of Directors held ten meetings in the year ended December 31, 2010. The Company’s policy is that all Directors make every effort to attend each meeting. For the year ended December 31, 2010, each of the Company’s Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Board committees on which the respective Directors served, with the exception of Mr. Marino, who attended 50% of such meetings.

A majority of the board consists of individuals who are “independent” under the listing standards of the Nasdaq Stock Market. In making this determination with regard to Board member Desmond Lloyd, the Board considered the fact that the Company and the Bank have used Mr. Lloyd’s restaurant to host events and for catering at offsite events. The Board determined that this did not interfere with Mr. Lloyd’s exercise of independent judgment in carrying out the responsibilities of a director. Stewart E. McClure, Jr. and Edward B. Deutsch are officers and employees of the Bank and the Company and are therefore not independent. Shareholders wishing to communicate directly with the independent members of the Board of Directors may send correspondence to Mr. Thomas Marino, Managing Partner and CEO, J.H. Cohn, LLP, 4 Becker Farm Road, Roseland, NJ 07068.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics governing the Company’s CEO and senior financial officers, as required by the Sarbanes-Oxley Act and SEC regulations, as well as the Board of Directors and other senior members of management. Our Code of Business Conduct governs such matters as conflicts of interest, use of corporate opportunity, confidentiality, compliance with law and the like. Our Code of Ethics is available on our website at www.somersethillsbank.com.

Committees

The Board of Directors has an Executive Committee; Compensation, Nominating and Human Resources Committee; and an Audit Committee.

Executive Committee

The Executive Committee possesses all the power of the Board except the powers (i) to amend the bylaws; (ii) to elect or appoint any officers or Directors; (iii) to submit to shareholders any action that requires shareholders’ approval; or (iv) to amend or repeal any resolution adopted by the Board of Directors that by its terms is amendable or repealable only by the Board. Messrs. Deutsch (Chairman), McClure (Vice Chairman), Marino and Sedam serve as members of the Executive Committee.

Audit Committee

The Company maintains an Audit Committee. The Audit Committee is responsible for the selection of the independent accounting firm for the annual audit and to establish, and oversee the adherence to, a system of internal controls. The Audit Committee reviews and accepts the reports of the Company’s independent auditors and regulatory examiners. The Audit Committee arranges for the Bank’s directors’ examinations through its independent certified public accountants, evaluates and implements the recommendations of the directors’ examinations and interim audits performed by the Bank’s internal auditors, receives all reports of examination of the Company and the Bank by bank regulatory agencies, analyzes such regulatory reports, and reports to the Board the results of its analysis of the regulatory reports. The Audit Committee met four times during 2010. The Board of Directors has adopted a written charter for the Audit Committee which is available on our website at www.somersethillsbank.com. The Audit Committee currently consists of Messrs. Marino (Chairman), Kirby, Keefe, and Sedam, all of whom are “independent” under the Nasdaq listing standards and meet the independence standards of the Sarbanes-Oxley Act. In addition, Mr. Marino has been determined by the Board to be the Audit Committee financial expert, as such term is defined by SEC Rules.

Audit Committee Report

The Audit Committee meets periodically to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent auditors and the Company’s internal auditors, all of whom have unrestricted access to the Audit Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and Crowe Horwath LLP, our independent auditors. We have discussed with Crowe Horwath LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, (“Communication with Audit Committees”). We also have received the written disclosures and letters from Crowe Horwath LLP required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and have discussed with representatives of Crowe Horwath LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2010 for filing with the U.S. Securities and Exchange Commission.

Thomas J. Marino, Chairman
William F. Keefe
Jefferson W. Kirby
M. Gerald Sedam, II

Compensation, Nominating and Human Resources Committee

The Compensation, Nominating and Human Resources Committee is comprised of Messrs. O’Connor (Chairman), Keefe and Lloyd. Each member of the Compensation, Nominating and Human Resources Committee is independent; as such term is defined in the Nasdaq listing standards. The purpose of the Committee is to assess Board composition, size, additional skills and talents needed, and then identify and evaluate candidates and make recommendations to the Board regarding those assessments and/or candidates. The Committee recommends to the Board the nominees for election as directors, and considers performance of incumbent directors to determine whether to nominate them for re-election. In addition, the Compensation, Nominating and Human Resources Committee reviews senior management’s performance and compensation, and reviews and sets guidelines for compensation of the Company’s executive officers. The Compensation, Nominating and Human Resources Committee does not delegate its authority regarding compensation. Mr. McClure, as Chief Executive Officer, provides input to the committee regarding the amount or form of executive compensation for all named executive officers. Currently, no consultants are engaged or used by the Compensation, Nominating and Human Resources Committee for purposes of determining or recommending compensation. The Compensation, Nominating and Human Resources Committee will consider qualified nominations for directors recommended by shareholders. All shareholder recommendations are evaluated on the same basis as any recommendation from members of the Board or management of the Company. Recommendations should be sent to Mr. Gerald B. O’Connor, Esq., O’Connor, Parsons & Lane, LLC, 435 E. Broad Street, Westfield, NJ 07090. Any nomination for director to be nominated at the 2011 annual meeting must have been received by December 1, 2010. Nominees should have a minimum of an undergraduate degree, have experience in a senior executive position in a corporate or equivalent organization, have experience in at least one facet of the Company’s business or its major functions, be active in the communities in which the Company conducts business and be able to positively represent the Company to its customers and potential customers. The Compensation, Nominating and Human Resources Committee has a written charter, and that charter is available on our website at www.somersethillsbank.com.

Board Leadership

Historically, the Company has separated the positions of CEO and Chairman of the Board. Mr. Deutsch has served as our Chairman of the Board since the Bank’s formation. The Board believes that this structure is currently the most appropriate for the Company because it provides the Board with additional diversity of views on managing the Company and provides the Board with greater independence.

Risk Oversight

Risk is an inherent part of the business of banking. Risks faced by the Bank include credit risk relating to its loans and interest rate risk related to its entire balance sheet. The Board of Directors oversees these risks through the adoption of policies and by delegating oversight to certain Board committees, including the Loan and ALCO Committees. These committees exercise oversight by establishing a corporate environment that promotes timely and effective disclosure, fiscal accountability and compliance with all applicable laws and regulations.

EXECUTIVE COMPENSATION

The following table sets forth for the prior three years the compensation paid to the CEO, and up to two other most highly compensated executive officers of the Company earning in excess of $100,000 (the “named executive officers”) as of the fiscal year ended December 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Stewart E. McClure, Jr.,	2010	257,500	25,000	0	16,500	9,970	308,970
President, Chief Executive Officer	2009	256,607	0	0	0	8,930	265,537
and Chief Operating Officer	2008	261,206	25,000	0	0	10,010	296,216
William S. Burns,	2010	176,750	15,000	0	8,250	349	200,349
Chief Financial Officer(3)	2009	122,681	10,000	0	4,700	17,036	154,417
James Nigro	2010	147,500	15,000	0	8,250	836	171,586
Senior Vice President and	2009	140,481	10,000	0	0	761	151,242
Chief Lending Officer	2008	144,410	10,000	0	0	0	154,410

(1) & (2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718

(3)	Mr. Burns joined Somerset Hills Bank as Chief Financial Officer in April 2009 after serving as a consultant from March 2009. His base annual salary during 2009 was $175,000.

Stewart E. McClure, Jr. serves as the President, Chief Executive Officer, Chief Operating Officer and Vice-Chairman of the Company and the Bank pursuant to the terms of an employment agreement originally signed in March 2001 and subsequently amended. The agreement has one-year terms which automatically renew unless either party gives six months’ notice of its intent not to renew. Pursuant to the employment agreement, Mr. McClure is entitled to be paid an annual base salary as determined by the Board, although it can not be less than his prior year’s salary adjusted by the Consumer Price Index.

The Bank is also party to a Supplemental Executive Retirement Plan with Mr. McClure. Under the Plan, Mr. McClure will receive an annual retirement benefit of $48,000 per year for 15 years, commencing upon the date he turns 65. In the event of Mr. McClure’s death prior to his retirement, or in the event of his death after his retirement date, Mr. McClure’s beneficiary will receive the payments due under the plan. Mr. McClure’s benefits under the plan are currently vested. In 2010 the Bank accrued $54,975 in connection with Mr. McClure’s plan.

Potential Payments upon Termination or Change-in-Control

Mr. McClure’s employment agreement contains several provisions which provide for payments upon the termination of his employment or a change in control of the Company. The employment agreement provides that if Mr. McClure terminates his employment upon certain circumstances that are defined as good reason, or if his employment is terminated without “just cause” as defined in his contract, he will be entitled to receive a lump sum payment equal to twice his then current base salary and twice the bonus he received in the preceding contract year. He is also entitled to receive continued medical and insurance coverage for a period equal to the lesser of (i) two years or (ii) until he receives medical and insurance coverage from a new employer. He is also entitled to continue to receive from the Company or its successor use of an automobile and payment of his club membership. “Good reason” is defined under Mr. McClure’s agreement as including:

•	Any breach of the agreement by the Company which has not been cured within ten days;

•

After a change in control, the assignment of Mr. McClure to duties inconsistent with his position before the change in control or failure to elect Mr. McClure to any position he held prior to the change in control;

•	After a change in control, any reduction in Mr. McClure’s compensation or the relocation of his place of employment by more than 25 miles from its location prior to the change in control; or

•	After a change in control, the company’s decision not to renew Mr. McClure’s employment agreement.

If the Company provides notice to Mr. McClure that it will not extend his contract, it will be deemed a termination without just cause under the agreement.

If Mr. McClure were terminated at December 31, 2010, without just cause, or if he were entitled to resign for good reason, he would be entitled to the following benefits:

Salary and bonus	$570,000
Medical and insurance coverage(1)	33,060
Automobile usage(1)	34,584
Club membership(1)	19,766

(1)	Assumes two years of coverage

If Mr. McClure is terminated with “just cause”, he will not be entitled to any further compensation.

If Mr. McClure’s employment is terminated other than for cause after a change in control, he will be entitled to receive a severance payment of three times his then current base salary and bonus, unless he is offered employment, and continues such employment after the change in control for at least two years, in which case he will be entitled to two and one-half times his then current base salary and bonus. If his employment is terminated prior to the end of the two-year period, he will be entitled to the difference between the amount he was paid and the amount he would have received had his employment been terminated upon the change in control. Mr. McClure’s employment agreement also provides that in no event may any severance payment payable under the agreement for any reason, whether in the event of a change in control, termination without just cause or resignation for good reason, equal more than 3 times his “base amount”, calculated in accordance with Section 280G of the Internal Revenue Code and regulations thereunder. If any such payment would exceed the permissible amount, it will be reduced to $1.00 less than the amount which equals three times Mr. McClure’s “base amount”. Mr. McClure will also be entitled to the insurance, automobile and club payments described above. In the event a change in control occurred on December 31, 2010 and Mr. McClure was not retained or did not accept continued employment, he would be entitled to the following benefits:

Salary and bonus	$855,000
Medical and insurance coverage(1)	33,060
Automobile usage(1)	34,584
Club membership(1)	19,766

(1)	Assumes two years of coverage

Mr. McClure’s employment agreement defines a change in control as including:

•	Any event requiring the filing of a Current Report on Form 8-K to announce a change in control;

•	Any person acquiring 25% or more of the company’s voting power;

•	If, over any two-year period, persons who serve on the Board at the beginning of the period fail to make up a majority of the Board at the end of the period;

•	If the company fails to satisfy the listing criteria for any exchange or which its shares are traded due to the number of shareholders or the number of round lot holders; or

•	If the Board of the company approves any transaction after which the shareholders of the company fail to control 51% of the voting power of the resulting entity.

Mr. McClure’s employment agreement contains several restrictive covenants. For a period of one year after the termination of Mr. McClure’s employment, he is not permitted to solicit any customer of the Company or the Bank to become a customer of any other party or entity. In addition, he is not permitted to solicit any employee of the Company or the Bank to become employed by any other party.

The Company also entered into change in control agreements with Messrs. Burns and Nigro in 2009. Under these agreements, upon a change in control, provided certain provisions in the agreement are met, Mr. Burns and Mr. Nigro are each entitled to receive a payment equal to 12 months of their respective then current base salary and last paid cash bonus. In the event of a change in control as of December 31, 2010, Mr. Burns would have been entitled to a payment of $193,500 and Mr. Nigro would have been entitled to a payment of $164,000.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Name	Option Awards(1)			Stock Awards(2)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stewart E. McClure, Jr.	49,576		6.05	03/19/2011	414	3,734
	98,169		6.05	03/19/2014
	7,036		6.26	05/20/2013
	6,701		9.65	04/01/2014
	6,382		9.28	04/01/2015
	2,894	965	11.56	05/23/2017
		10,500	7.52	02/01/2020
William S. Burns	1,400	2,800	5.81	04/03/2019
	350	700	5.81	04/03/2019
		5,250	7.52	02/01/2020
James Nigro	7,388		6.07	07/09/2011	69	622
	1,478		5.97	04/09/2012
	1,760		5.35	02/25/2013
	2,681		9.65	04/01/2014
	2,553		9.28	04/01/2015
	413	138	11.56	05/23/2017
	620	207	11.36	07/19/2017
		5,250	7.52	02/01/2020

(1)

Option awards vest in either three or four equal amounts on the anniversaries of the date of grant, based on the vesting terms established at the time of issuance. Vesting will accelerate in the event of a change-in-control, as defined in the applicable plans.

(2)

Restrictions on stock awards lapse in equal amounts on the first, second, third and fourth anniversaries of the date of grant. Restrictions will also lapse in the event of a change-in-control, as defined in the applicable plans.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Edward B. Deutsch(1)	0	0	50,000	50,000
William F. Keefe(2)	9,600	0	0	9,600
Jefferson W. Kirby(3)	9,600	0	0	9,600
Desmond Lloyd	9,600	0	0	9,600
Thomas J. Marino(4)	10,800	0	0	10,800
Gerald O’Connor	10,800	0	0	10,800
M. Gerald Sedam, II	9,600	0	0	9,600

(1)

Mr. Deutsch serves as an executive officer of the Company, and is compensated as an employee of the Company. He does not receive any additional compensation for serving on the Board of Directors. At December 31, 2010, Mr. Deutsch held options to purchase 20,119 shares of common stock.

(2)	At December 31, 2010, Mr. Keefe held options to purchase 3,150 shares of common stock.

(3)	At December 31, 2010, Mr. Kirby held options to purchase 3,150 shares of common stock.

(4)	At December 31, 2010, Mr. Marino held options to purchase 4,020 shares of common stock.

The Company paid each non-employee director a quarterly director fee of $2,400, with an additional quarterly committee chairman fee of $300 for each committee chair in 2010. In January 2011, the Board approved an increase in director fees effective in the 1st quarter 2011 to $20,000 annually per member with an additional $5,000 annually for each committee chairman. It is anticipated in 2011, that the Chairman of the Board will receive a salary increase commensurate with salary increases awarded other exempt employees.

Interest of Management and Others in Certain Transactions; Review, Approval or Ratification of Transactions with Related Persons

The Company, including its subsidiary and affiliates, has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Those transactions do not involve more than the normal risk of collectability or present other unfavorable features.

Other than the ordinary course lending transactions or the extension of credit to insiders set forth above made pursuant to Regulation O, which must be approved by the Bank’s Board under bank regulatory requirements, all related party transactions are reviewed and approved by our Audit Committee. This authority is provided to our Audit Committee under its written charter. In reviewing these transactions, our Audit Committee seeks to ensure that the transaction is no less favorable to the Company than a transaction with an unaffiliated third party. During 2010, there were no transactions with related parties which would not have been required to be approved by our Audit Committee, and there were no related party transactions not approved by our Audit Committee.

INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2010 were Crowe Horwath LLP. Crowe Horwath LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Principal Accounting Firm Fees

Aggregate fees billed to the Company by the Company’s principal accounting firm are shown in the following table.

	Year Ended December 31
	2010	2009
Audit and Related Fees	$138,000	$157,913
All Other Fees	2,950	20,280

Total Fees	$140,950	$178,193

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of Crowe Horwath LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending December 31, 2011. This appointment will continue at the pleasure of the Audit Committee and is presented to the stockholders for ratification as a matter of good governance. In the event that this appointment is not ratified by our stockholders, the Audit Committee will consider that fact when it selects independent auditors for the following fiscal year.

Crowe Horwath LLP has served as our independent registered public accounting firm since 2006, and one or more representatives of Crowe Horwath, LLP will be present at the Annual

Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Required Vote

THE PROPOSAL TO RATIFY THE SELECTION OF CROWE HORWATH, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2011 FISCAL YEAR REQUIRES AN AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE ON THE PROPOSAL.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF CROWE HORWATH, LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

SHAREHOLDER PROPOSALS

Proposals of shareholders to be included in the Company’s 2012 proxy material must be received by the secretary of the Company no later than December 1, 2011.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Due to a clerical error, a Form 3 ownership form was not timely filed for Mr. Nigro in 2010 when he first became subject to these requirements. The Form 3 was subsequently filed. The Company believes that with the exception of this filing, all persons associated with the Company and subject to Section 16(a) have made all required filings for the fiscal year ended December 31, 2010.

OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the Annual Meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

By Order of the Board of Directors

Stewart E. McClure, Jr. President, Chief Executive Officer and Chief Operating Officer

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SOMERSET HILLS BANCORP			For	With- hold	For All Except

ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2011			1.	Election of the following three (3) nominees to each serve on the Board of Directors for the terms set forth in the accompanying proxy statement:	☐	☐	☐

     The undersigned hereby appoints Edward B. Deutsch and Stewart E. McClure, Jr., and each of them, with full power of substitution, to vote all of the shares of Somerset Hills Bancorp (the “Company”) standing in the undersigned’s name at the Annual Meeting of Shareholders of the Company, to be held at the Basking Ridge Country Club, 185 Madisonville Rd., Basking Ridge, New Jersey on April 27, 2011 at 9:30 a.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

Edward B. Deutsch, Thomas J. Marino and Jefferson W. Kirby

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends approval of the following proposals.			2.	Ratification of the appointment of Crowe Horwath, LLP, as the Company’s independent registered public accountants for the fiscal year ending December 31, 2011.	For ☐	Against ☐	Abstain ☐

			3.	In their discretion, such other business as may properly come before the meeting.

This proxy will be voted as specified above. If no choice is specified, the proxy will be voted “FOR” (1) Management’s nominees to the Board of Directors and “FOR” (2) Ratification of the appointment of Crowe Horwath, LLP as independent registered public accountants.

Please be sure to date and sign this proxy card in the box below.		Date		PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.			☐

	Sign above	Co-holder (if any) sign above

     Detach above card, sign, date and mail in postage paid envelope provided.

SOMERSET HILLS BANCORP

     (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY
IN THE ENCLOSED RETURN ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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